Exhibit 99.1

Energy Recovery Reports Third Quarter 2019 Financial Results

San Leandro, Calif., October 31, 2019 - Energy Recovery Inc. (Nasdaq: ERII) (“Energy Recovery” or the “Company”), the leader in pressure energy technology for industrial fluid flows, today announced its financial results for the third quarter ended on September 30, 2019.

Third Quarter Summary:

•	Total revenue of $24.9 million, an increase of 12% year-over-year

•	Product gross margin of 75.1%, an increase of 210 basis points year-over-year

•	Total gross margin(1) of 78.2%, an increase of 80 basis points year-over-year

•	Net income of $5.1 million with a diluted earnings per share of $0.09, an increase of $0.01 year-over-year

•	Adjusted net income(1) of $4.2 million with a non-GAAP diluted earnings per share(1) of $0.07, a decrease of $0.01 year-over-year

Year-to-Date Summary:

•	Total revenue of $67.4 million, an increase of 19% year-over-year

•	Product gross margin of 72.2%, an increase of 260 basis points year-over-year

•	Total gross margin(1) of 76.5%, an increase of 170 basis points year-over-year

•	Net income of $11.5 million with a diluted earnings per share of $0.21, a decrease of $0.15 year-over-year

•	Adjusted net income(1) of $10.6 million with a non-GAAP diluted earnings per share(1) of $0.19, an increase of $0.03 year-over-year

President and CEO Chris Gannon remarked, “Energy Recovery’s track record of strong performance continued in the third quarter. The tremendous performance of our Water business demonstrates that the surge of desalination growth we have anticipated is here. As the size and pace at which projects are being awarded increases, our proactive investments in Water, including an expansion of our manufacturing capacity, are positioning us to capitalize on this historic growth. In the third quarter, we further strengthened our backlog and pipeline for the remainder of 2019, 2020, and 2021, a clear sign that equipment procurement is taking place earlier in the desalination project development cycle.”

Mr. Gannon added, “In our Oil & Gas business, we are gaining insight and achieving advancements with our VorTeq technology. We are principally focused on accumulating run-time on and identifying failure modes of the VorTeq system as we continue to improve the reliability and repeatability of our technology. The VorTeq is an entirely new, potentially game-changing, technology to be deployed in a mature and vastly competitive industry, and it must work flawlessly once out in the field.”

Mr. Gannon concluded, “As we near the end of 2019, Energy Recovery remains focused on our near-term strategic objectives – growth and reinvestment in Water and advancement towards VorTeq commercialization. I am proud of the work our team is doing in both areas and believe our strong third quarter results reflect our focus.”

Revenues
For the third quarter ended September 30, 2019, the Company generated total revenue of $24.9 million, an increase of $2.6 million, or 12%, compared to $22.2 million in the third quarter ended September 30, 2018.

The Water segment generated total product revenue of $21.8 million for the third quarter ended September 30, 2019, an increase of $3.3 million, or 18%, compared to $18.5 million in the third quarter ended September 30, 2018. This increase was due primarily to higher shipments across all channels, including Aftermarket (“AM”), Mega-Project Development (“MPD”) and Original Equipment Manufacturer (“OEM”).

The Oil & Gas segment generated total revenue of $3.1 million for the third quarter ended September 30, 2019, a decrease of $0.7 million, or (18)%, compared to $3.8 million in the third quarter ended September 30, 2018. The decrease in license and development revenue, which is calculated as a percentage of Cost to Total Cost, was due primarily to an increase in total estimated project costs. There was no product revenue recognized for the Oil & Gas segment for the quarter ended September 30, 2019.

Gross Margin
For the third quarter ended September 30, 2019, product gross margin was 75.1%, an increase of 210 basis points from 73.0% in the third quarter ended September 30, 2018. Including license and development revenue, total gross margin(1) was 78.2%, an increase of 80 basis points from 77.4% in the third quarter ended September 30, 2018.

The Water segment generated product gross margin of 75.1% for the third quarter ended September 30, 2019, an increase of 140 basis points, compared to 73.7% in the third quarter ended September 30, 2018. This increase was due primarily to higher volume of products sold and favorable price and product mix.

The Oil & Gas segment generated no product gross margin in the third quarter ended September 30, 2019, compared to (50.0)% for the third quarter ended September 30, 2018. This was due to no Oil & Gas product revenue recognized in the third quarter ended September 30, 2019.

Operating Expenses
For the third quarter ended September 30, 2019, operating expenses were $14.9 million, an increase of $3.3 million, or 28%, compared to $11.6 million for the third quarter ended September 30, 2018.

The Water segment operating expenses for the third quarter ended September 30, 2019 were $3.3 million, an increase of $0.6 million, or 25%, compared to $2.6 million for the third quarter ended September 30, 2018. This increase was due primarily to research and development investment in the Water segment, and growth in headcount and personnel-related costs.

The Oil & Gas segment operating expenses for the third quarter ended September 30, 2019 were $6.2 million, an increase of $1.8 million, or 40%, compared to $4.4 million for the third quarter ended September 30, 2018. This increase was due primarily to the Company’s continued investment in Oil & Gas research and development, and growth in headcount and personnel-related costs.

The Corporate operating expenses for the third quarter ended September 30, 2019 were $5.4 million, an increase of $0.9 million, or 19%, compared to $4.5 million for the third quarter ended September 30, 2018. This increase was due primarily to an increase in headcount and personnel-related costs, partially offset by lower professional services costs.

Bottom Line Summary
To summarize the Company’s financial performance, on a quarterly basis, the Company reported a net income of $5.1 million, or $0.09 per diluted share for the third quarter ended September 30, 2019, compared to a net income of $4.7 million, or $0.08 per diluted share for the third quarter ended September 30, 2018. This increase was driven by a discrete tax benefit of $1.0 million related to an increase in prior year U.S. federal research and development credits. On an adjusted basis and excluding the discrete tax benefit, the Company reported an adjusted net income(1) of $4.2 million, or $0.07 per non-GAAP diluted share for the third quarter ended September 30, 2019.

Cash Flow Highlights
The Company finished the third quarter ended September 30, 2019 with cash, cash equivalents, and short-term and long-term restricted cash of $29.8 million, and short-term and long-term investments of $67.5 million, a combined total of $97.3 million.

Forward-Looking Statements
Certain matters discussed in this press release and on the conference call are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the Company’s optimism for the long-term health of our Water business, the Company’s belief that the Company will successfully commercialize the VorTeq system, and the Company’s belief that our business will continue to grow over the next several years. These forward-looking statements are based on information currently available to us and on management’s beliefs, assumptions, estimates, or projections and are not guarantees of future events or results. Potential risks and uncertainties include the Company’s ability to achieve the milestones under the VorTeq license agreement, any other factors that may have been discussed herein regarding the risks and uncertainties of the Company’s business, and the risks discussed under “Risk Factors” in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) for the year ended December 31, 2018 as well as other reports filed by the Company with the SEC from time to time. Because such forward-looking statements involve risks and uncertainties, the Company’s actual results may differ materially from the predictions in these forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, including total gross margin, adjusted net income and non-GAAP earnings per share. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions, and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

(1)
“Total gross margin,” “Adjusted net income” and “Non-GAAP earnings per share” are non-GAAP financial measures. Please refer to the discussion under headings “Use of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures.”

Conference Call to Discuss Third Quarter 2019 Financial Results

LIVE CONFERENCE CALL:
Thursday, October 31, 2019, 2:00 PM PDT / 5:00 PM EDT
Listen-only, US / Canada Toll-Free: +1 (877) 709-8150
Listen-only, Local / International Toll: +1 (201) 689-8354
Access code: 13694261

CONFERENCE CALL REPLAY: Expiration: Saturday, November 30, 2019 US / Canada Toll-Free: +1 (877) 660-6853 Local / International Toll: +1 (201) 612-7415 Access code: 13694261

Investors may also access the live call or the replay over the internet at ir.energyrecovery.com. The replay will be available approximately three hours after the live call concludes.

Disclosure Information
Energy Recovery uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Energy Recovery’s investor relations website in addition to following Energy Recovery’s press releases, SEC filings, and public conference calls and webcasts.

About Energy Recovery Inc.
Energy Recovery, Inc. (ERII) is an energy solutions provider to industrial fluid flow markets worldwide. Energy Recovery solutions recycle and convert wasted pressure energy into a usable asset and preserve pumps that are subject to hostile processing environments. With award-winning technology, Energy Recovery simplifies complex industrial systems while improving productivity, profitability, and efficiency within the water, oil & gas, and chemical processing industries. Energy Recovery products annually save customers $2 billion (USD) and offset more than 11.5 million metric tons of carbon dioxide. Headquartered in the Bay Area, Energy Recovery has offices in Dubai, Houston, Madrid, and Shanghai. For more information about the Company, please visit www.energyrecovery.com.

Contact
Investor Relations
ir@energyrecovery.com
(281) 962-8105

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2019	December 31, 2018
	(In thousands, except share data and par value)
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$29,696	$22,052
Short-term investments	59,905	73,338
Accounts receivable, net of allowance for doubtful accounts of $377 and $396 at September 30, 2019 and December 31, 2018, respectively	20,848	10,212
Contract assets	1,090	4,083
Inventories, net	8,977	7,138
Prepaid expenses and other current assets	3,148	2,825
Total current assets	123,664	119,648
Long-term investments	7,549	1,269
Deferred tax assets, non-current	17,120	18,318
Property and equipment, net	17,442	14,619
Operating lease, right of use asset	11,449	12,189
Goodwill	12,790	12,790
Other intangible assets, net	171	640
Other assets, non-current	402	368
Total assets	$190,587	$179,841
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,559	$1,439
Accrued expenses and other current liabilities	8,519	8,497
Lease liabilities	1,019	926
Contract liabilities	17,507	16,270
Total current liabilities	28,604	27,132
Lease liabilities, non-current	11,777	12,556
Contract liabilities, non-current	15,175	26,539
Other non-current liabilities	277	236
Total liabilities	55,833	66,463

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding at September 30, 2019 and December 31, 2018	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 60,569,655 shares issued and 55,113,720 shares outstanding at September 30, 2019 and 59,396,020 shares issued and 53,940,085 shares outstanding at December 31, 2018	60	59
Additional paid-in capital	168,150	158,404
Accumulated other comprehensive loss	(26)	(133)
Treasury stock, at cost, 5,455,935 shares repurchased at September 30, 2019 and December 31, 2018	(30,486)	(30,486)
Accumulated deficit	(2,944)	(14,466)
Total stockholders’ equity	134,754	113,378
Total liabilities and stockholders’ equity	$190,587	$179,841

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(In thousands, except per share data)
Product revenue	$21,752	$18,578	$57,050	$47,042
Product cost of revenue	5,425	5,022	15,843	14,312
Product gross profit	16,327	13,556	41,207	32,730

License and development revenue	3,098	3,661	10,391	9,768

Operating expenses:
General and administrative	5,711	5,266	16,790	16,030
Sales and marketing	2,367	1,873	6,710	5,643
Research and development	6,620	4,270	16,354	11,792
Amortization of intangible assets	156	158	469	474
Total operating expenses	14,854	11,567	40,323	33,939
Income from operations	4,571	5,650	11,275	8,559

Other income (expense):
Interest income	500	369	1,551	1,043
Interest expense	—	—	—	(1)
Other non-operating expense, net	(5)	(22)	(77)	(66)
Total other income, net	495	347	1,474	976
Income before income taxes	5,066	5,997	12,749	9,535
Provision for (benefit from) income taxes	(83)	1,339	1,227	(10,140)
Net income	$5,149	$4,658	$11,522	$19,675

Earnings per share:
Basic	$0.09	$0.09	$0.21	$0.37
Diluted	$0.09	$0.08	$0.21	$0.36

Number of shares used in per share calculations:
Basic	54,975	53,665	54,594	53,719
Diluted	56,384	55,295	55,971	55,382

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
	(In thousands)
Cash flows from operating activities:
Net income	$11,522	$19,675
Adjustments to reconcile net income to cash provided by operating activities
Stock-based compensation	4,425	4,226
Depreciation and amortization	3,440	2,898
(Accretion) amortization of premiums and discounts on investments	(37)	380
Provision for warranty claims	339	213
Unrealized gain on foreign currency translation	(18)	—
Realized gain on sale of investments	(5)	—
Reversal of accruals related to expired warranties	(131)	(171)
Provision for doubtful accounts	(19)	336
Adjustments for excess or obsolete inventory	(7)	132
Deferred income taxes	1,198	(10,150)
Loss on disposal of fixed assets	377	58
Changes in operating assets and liabilities:
Accounts receivable, net	(10,617)	4,463
Contract assets, costs and estimated earnings in excess of billings	2,993	2,934
Inventories, net	(1,885)	(894)
Prepaid and other assets	383	(445)
Accounts payable	(94)	(2,198)
Accrued expenses and other liabilities	(1,264)	(1,270)
Income taxes	30	(638)
Contract liabilities, cost in excess of billings	(10,127)	(9,800)
Net cash provided by operating activities	503	9,749
Cash flows from investing activities:
Sales of marketable securities	3,535	—
Maturities of marketable securities	70,040	62,213
Purchases of marketable securities	(66,253)	(60,334)
Capital expenditures	(5,501)	(2,029)
Net cash provided by (used in) investing activities	1,821	(150)
Cash flows from financing activities:
Net proceeds from issuance of common stock	5,424	3,873
Tax payment for employee shares withheld	(89)	(115)
Repayment of long-term debt	—	(8)
Repurchase of common stock	—	(10,000)
Net cash provided by (used in) financing activities	5,335	(6,250)
Effect of exchange rate differences on cash and cash equivalents	—	14
Net change in cash, cash equivalents and restricted cash	7,659	3,363
Cash, cash equivalents and restricted cash, beginning of year	22,138	30,626
Cash, cash equivalents and restricted cash, end of period	$29,797	$33,989

ENERGY RECOVERY, INC.
FINANCIAL INFORMATION BY SEGMENT
(Unaudited)

	Three Months Ended September 30, 2019			Nine Months Ended September 30, 2019
	Water	Oil & Gas	Total	Water	Oil & Gas	Total
	(In thousands)
Product revenue	$21,752	$—	$21,752	$56,946	$104	$57,050
Product cost of revenue	5,425	—	5,425	15,655	188	15,843
Product gross profit (loss)	16,327	—	16,327	41,291	(84)	41,207

License and development revenue	—	3,098	3,098	—	10,391	10,391

Operating expenses
General and administrative	359	431	790	1,456	1,207	2,663
Sales and marketing	1,850	92	1,942	5,058	674	5,732
Research and development	886	5,667	6,553	2,794	13,335	16,129
Amortization of intangibles	156	—	156	469	—	469
Total operating expenses	3,251	6,190	9,441	9,777	15,216	24,993

Operating income (loss)	$13,076	$(3,092)	9,984	$31,514	$(4,909)	26,605

Less: Corporate operating expenses			5,413			15,330
Income from operations			4,571			11,275
Other income			495			1,474
Income before income taxes			$5,066			$12,749

	Three Months Ended September 30, 2018			Nine Months Ended September 30, 2018
	Water	Oil & Gas	Total	Water	Oil & Gas	Total
	(In thousands)
Product revenue	$18,464	$114	$18,578	$46,628	$414	$47,042
Product cost of revenue	4,851	171	5,022	13,719	593	14,312
Product gross profit (loss)	13,613	(57)	13,556	32,909	(179)	32,730

License and development revenue	—	3,661	3,661	—	9,768	9,768

Operating expenses
General and administrative	470	373	843	1,441	1,395	2,836
Sales and marketing	1,435	335	1,770	4,243	997	5,240
Research and development	545	3,713	4,258	1,019	10,753	11,772
Amortization of intangibles	158	—	158	474	—	474
Total operating expenses	2,608	4,421	7,029	7,177	13,145	20,322

Operating income (loss)	$11,005	$(817)	10,188	$25,732	$(3,556)	22,176

Less: Corporate operating expenses			4,538			13,617
Income from operations			5,650			8,559
Other income			347			976
Income before income taxes			$5,997			$9,535

ENERGY RECOVERY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

This press release includes non-GAAP financial information because we plan and manage our business using such information. Our non-GAAP Total Gross Margin is determined by adding back the license and development revenue associated with the amortization of the VorTeq exclusivity fee. Our non-GAAP adjusted net income or loss and non-GAAP earnings per share is determined by adding back non-recurring operating and tax expenses/(benefits).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(In thousands, except per share data)
Product revenue	$21,752	$18,578	$57,050	$47,042
License and development revenue	3,098	3,661	10,391	9,768
Total revenue	$24,850	$22,239	$67,441	$56,810

Product gross profit	$16,327	$13,556	$41,207	$32,730
License and development revenue	3,098	3,661	10,391	9,768
Total gross profit (non-GAAP)	$19,425	$17,217	$51,598	$42,498

Product gross margin	75.1%	73.0%	72.2%	69.6%
Total gross margin (non-GAAP)	78.2%	77.4%	76.5%	74.8%

Net income	$5,149	$4,658	$11,522	$19,675
Reversal of non-recurring tax benefit	—	—	—	(10,763)
Reversal of federal research and development tax credits	(971)	—	(971)	—
Adjusted net income (non-GAAP)	$4,178	$4,658	$10,551	$8,912

Income per share:
Diluted	$0.09	$0.08	$0.21	$0.36
Diluted (non-GAAP)	$0.07	$0.08	$0.19	$0.16

Number of diluted shares used in per share calculations:
Diluted shares	56,384	55,295	55,971	55,382